Exhibit 10.2

                            SHARE PURCHASE AGREEMENT

          THIS AGREEMENT is made as of the 25th day of February, 2005,


B E T W E E N


                  GORDON SUTTON, an individual resident in the Province of Ontario ("Sutton")

                                     - and -


                  DEAN PELOSO, an individual resident in the Province of Ontario ("Peloso")

                  (collectively, the "Vendors")


                                     - and -


                  ACTIVECORE TECHNOLOGIES, INC., a corporation incorporated under the laws of the State of Nevada (the "Purchaser")


      WHEREAS the Vendors are the registered and beneficial owners of all of the issued and outstanding shares (the "Shares") in the capital of Disclosureplus Inc. (the "Corporation");

      AND WHEREAS the Purchaser is willing to purchase and the Vendors are willing to sell the Shares on the terms and conditions contained in this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 Definitions. In this Agreement, the following terms shall have the meanings set out below unless the context requires otherwise:

      (1) "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person, and includes any Person in like relation to an Affiliate. A Person shall be deemed to control a Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the term "controlled" shall have a similar meaning.

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                                      -2-


      (2) "Agreement" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "hereof", "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

      (3) "Applicable Law" means, with respect to any Person, property, transaction, event or other matter, any law, rule, statute, regulation, order, judgment, decree, treaty or other requirement having the force of law (collectively, the "Law") relating or applicable to such Person, property, transaction, event or other matter. Applicable Law also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

      (4) "Books and Records" means all books, records, files and papers of the Corporation, including drawings, engineering information, computer programs (including source code), software programs, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers and suppliers, personnel, employment and other records, and the minute and share certificate books of the Corporation, and all copies and recordings of the foregoing.

      (5) "Business" means the business carried on by the Corporation which primarily involves the sale and installation of corporate disclosure products.

      (6) "Business Day" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Toronto, Ontario.

      (7) "Closing" means the completion of the purchase and sale of the Shares in accordance with the provisions of this Agreement.

      (8)   "Closing Date" means February 25, 2005.

      (9) "Contracts" means all rights and interests of the Corporation in all pending and/or executory contracts, agreements, leases and arrangements to which the Corporation is a party or by which the Corporation or its assets or the Business is bound or affected including the Material Contracts.

      (10)  "Employee" means an individual who is employed by the Corporation.

      (11)  "Intellectual Property" means all rights to and interests in:

            (a) all business and trade names, corporate names, brand names and slogans Related to the Business;

            (b) all copyrights and trade-marks (whether used with wares or services and including the goodwill attaching to such trade-marks), registrations and applications for trade-marks and copyrights (and all future income from such trade-marks and copyrights) Related to the Business; and

            (c) all licences of the intellectual property listed in items (a) and (b) above.

      (12) "Lien" means any lien, mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

      (13) "Material Adverse Change" means a change in the business, operations or capital of the Corporation which has had or could reasonably be expected to have a significant adverse effect on the value of the Shares.

      (14) "Material Contract" means an agreement (whether oral or written) to which the Corporation is a party or by which the Corporation or any of the Assets or the Business is bound or affected except an agreement which involves or may reasonably be expected to involve the payment to or by the Corporation of less than Five Thousand Dollars ($5,000) over the term of the agreement and is not otherwise material to the operation of the Business.

      (15) "Person" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

      (16) "Receivables" means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of the Corporation together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

      (17) "Registrable Securities" means the shares of Common Stock of the Purchaser issued to the Vendors pursuant to Section 2.2(1) of this Agreement.

      (18) "Registration Statement" means a registration statement under the 1933 Securities Act (USA) which covers the Registrable Securities.

      (19) "Related to the Business" means, directly or indirectly, used in, arising from or relating in any manner to the Business.

      (20) "Shares" means all the issued and outstanding shares in the capital of the Corporation.

      (21) "Taxes" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, unemployment insurance payments and workers' compensation premiums, together with any instalments with respect thereto, and any interest, fines and penalties imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

1.2 Headings and Table of Contents. The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.3 Number and Gender. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 Business Days. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.5 Section and Exhibit References. Unless the context requires otherwise, references in this Agreement to Sections or Exhibits are to Sections or Exhibits of this Agreement. The Exhibits to this Agreement are as follows:

1.6 Currency and Payment Obligations. Except as otherwise expressly provided in this Agreement:

            (a) all dollar amounts referred to in this Agreement are stated in Canadian Dollars; and

            (b) any payment contemplated by this Agreement shall be made by cash, certified cheque or any other method that provides immediately available funds.

1.7 Statute References. Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.8 Section and Schedule References. Unless the context requires otherwise, references in this Agreement to Sections, Exhibits or Schedules are to Sections, Exhibits or Schedules of this Agreement. The Exhibits and Schedules to this Agreement are as follows:

EXHIBITS
--------

      A           Promissory Notes
      B           Escrow Agreement
      C           Consulting Agreements
      D           Intellectual Property Licensing Agreement
      E           Investor Rights Registration Agreement


  SCHEDULES


      3.1(9)      Material Contracts
      3.1(11)     Intellectual Property


                                   ----------

                                   ARTICLE 2
                               PURCHASE OF SHARES

2.1 Agreement to Purchase and Sell. Upon and subject to the terms and conditions set forth in this Agreement, the Purchaser hereby agrees to purchase and the Vendors hereby agree to sell, transfer, assign and deliver to the Purchaser, the Shares.

2.2 Payment of Purchase Price. The purchase price payable by the Purchaser to the Vendors for the Shares (the "Purchase Price") shall be paid and satisfied as follows:

      (1) within thirty (30) days of the date hereof, the Purchaser shall issue to Sutton 6,000,000 pre-reverse split common stock in the capital of the Purchaser and shall issue to Peloso 2,000,000 pre-reverse split common stock in the capital of the Purchaser valued as at the date of closing (the "Registerable Securities") and such shares shall be registered within sixty (60) days of the date hereof or as soon as practicable; and

      (2) the balance of the Purchase Price, being Seventy-Five Thousand Dollars ($75,000), Fifty-Six Thousand Two Hundred and Fifty Dollars ($56,250) of which is payable to Sutton and Eighteen Thousand Seven Hundred and Fifty Dollars ($18,750) of which is payable to Peloso, shall be satisfied by the issuance and satisfaction of promissory notes issued by the Purchaser in favour of Sutton and Peloso, as provided for in Section 2.3.

2.3 Promissory Notes. The Purchaser shall issue to Sutton a promissory note in the amount of Fifty-Six Thousand, Two Hundred and Fifty Dollars ($56,250) and shall issue to Peloso a promissory note in the amount of Eighteen Thousand, Seven Hundred and Fifty Dollars ($18,750), each substantially in the form attached hereto as Exhibit A. Such promissory notes shall be payable on March 31, 2006 and shall not be subject to interest.

2.4 Escrow. As security for (i) the issue of the common stock of the Purchaser; and (ii) the payment of the promissory note referred to in Section 2.4, the Purchaser shall pledge to the Vendors the Shares, pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit B.


                                   ----------

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

3.1 As a material inducement to the Purchaser entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Vendors set out in this Section y3.1, the Vendors represent and warrant to the Purchaser as follows:

      (1) Ownership of Shares. The Vendors are the registered and beneficial holders of the Shares with good title thereto, free and clear of all Liens. No Person other than the Purchaser has any agreement, option, right or privilege capable of becoming an agreement for the purchase from the Vendors of any of the Shares.

      (2) Authorization by Vendors. The Vendors have full right, power and authority to sell, transfer and deliver the Shares to the Purchaser.

      (3) Residence of Vendors. The Vendors are not non-residents of Canada for purposes of Section 116 of the Income Tax Act (Canada).

      (4) Enforceability of Vendors' Obligations. This Agreement constitutes a valid and binding obligation of the Vendors enforceable against each of the Vendors in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors and others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. Neither of the Vendors is an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) and will not become an insolvent Person as a result of the Closing.

      (5) Organization of the Corporation. The Corporation is incorporated and validly subsisting under the laws of the Province of Ontario. The Corporation is licensed or qualified to do business under the laws of the Province of Ontario and neither the character nor the location of the properties owned by the Corporation nor the nature of the business conducted by it requires licensing or qualification under the laws of any other jurisdiction. The Corporation has full corporate power to carry on its business and to own and operate its assets, properties and business as now carried on and owned and operated. There are no rights, subscriptions, warrants, options, conversion rights, calls, commitments or plans or agreements of any kind outstanding which would enable any person to purchase or otherwise acquire any shares or other securities of the Corporation including, without limitation, any securities convertible into or exchangeable or exercisable for shares or other securities of the Corporation.

      (6) Minute Books and Corporate Records. The minute books of the Corporation contain true, correct and complete copies of its articles, its by-laws, the minutes of every meeting of its board of directors and every committee thereof and of its shareholders and every written resolution of its directors and shareholders. A share certificate book, register of shareholders, register of transfers and register of directors and officers of the Corporation are complete and accurate in all material respects.

      (7) Bankruptcy. The Corporation is not an insolvent Person within the meaning of the Bankruptcy and Insolvency Act (Canada) nor has it made an assignment in favour of its creditors nor a proposal in bankruptcy to its creditors or any class thereof nor had any petition for a receiving order presented in respect of it. The Corporation has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution. No receiver has been appointed in respect of the Corporation or any of the Assets and no execution or distress has been levied upon any of the Assets.

      (8) Title to Assets. The Corporation has good and marketable title to all the Assets, free and clear of any and all Liens. The Assets are sufficient to permit the continued operation of the Business in substantially the same manner as conducted in the year ended on the date of this Agreement. There is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from the Corporation of the Business or of any of its assets out of the ordinary course of business.

      (9) Material Contracts. Schedule 3.1(9) lists all the Material Contracts of the Corporation. The Corporation is not in default under any Material Contract and there has not occurred any event which, with the lapse of time or giving of notice or both, would constitute a default under any Material Contract by the Corporation or any other party to the Material Contract. Each Material Contract is in full force and effect, unamended by written or oral agreement, and the Corporation is entitled to the full benefit and advantage of each Material Contract in accordance with its terms. The Corporation has not received any notice of a default by the Corporation or a dispute between the Corporation and any other party in respect of any Material Contract.

      (10) Receivables. The Receivables are valid obligations which arose in the ordinary course of business and will be collected in the ordinary course of business, in the aggregate, at their full face value. None of the Receivables is due from an Affiliate of the Corporation.

      (11)  Intellectual Property.

            (a) Schedule y3.1y(11) lists all of the registrations and applications for registration of the Intellectual Property. All of the registrations and applications for registration of the Intellectual Property are valid and subsisting in good standing and are recorded in the name of the Corporation. No application for registration of any Intellectual Property has been rejected.

            (b) No Person has challenged the validity of any registrations for the Intellectual Property or the Corporation's rights to any of the Intellectual Property.

            (c) To the knowledge of the Vendors, neither the use of the Intellectual Property nor the conduct of the Business has infringed or currently infringes upon the industrial or intellectual property rights of any other Person.

            (d) No other Person has infringed the Corporation's rights to the Intellectual Property, except as set out in Schedule y3.1y(11).

      (12) Litigation. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against the Corporation or affecting the Business or the operations or capital of the Corporation or the transactions contemplated by this Agreement, and to the knowledge of the Vendors there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

      (13)  INTENTIONALLY DELETED.

      (14)  INTENTIONALLY DELETED

      (15) Material Adverse Change. Since October, 2004, the Business of the Corporation has been carried on in the ordinary course, there has not been any Material Adverse Change in the conditions, activities or operations of the Corporation and there have been no events, transactions or information which have come to the attention of the Vendors which could be reasonably expected to cause a Material Adverse Change in the Business of the Corporation.

      (16) Brokerage Fees. Neither the Vendors nor the Corporation have entered into any agreement which would entitle any Person to any valid claim against either the Corporation or the Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Shares or any other matters contemplated by this Agreement.

      (17) Tax Filings. The Corporation has prepared and filed on time with all appropriate governmental bodies all tax returns, declarations, remittances, information returns, reports and other documents of every nature required to be filed by or on behalf of the Corporation in respect of any Taxes or in respect of any other provision in any domestic or foreign federal, provincial, municipal or other taxing statute for all fiscal periods ending prior to the date hereof and will continue to do so in respect of any fiscal period ending on or before the Closing Date. All such returns, declarations, remittances, information returns, reports and other documents are correct and complete in all material respects, and no material fact has been omitted therefrom. No extension of time in which to file any such returns, declarations, remittances, information returns, reports or other documents is in effect. All Taxes shown on all such returns, or on any assessments or reassessments in respect of any such returns have been paid in full.

      (18) Taxes Paid. The Corporation has paid in full all Taxes required to be paid on or prior to the date hereof and has made adequate provision for the payment of all Taxes in respect of all fiscal periods ending on or before the Closing Date.

      (19) Withholdings and Remittances. The Corporation has withheld from each payment made to any of its present or former employees, officers and directors, all amounts required by law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate governmental body. The Corporation has remitted all Canada Pension Plan contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its employees and has remitted such amounts to the proper governmental body within the time required under the applicable legislation. The Corporation has charged, collected and remitted on a timely basis all Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Corporation.

      (20) Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Vendors to the Purchaser in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Shares seeking full information as to the Corporation and its properties, businesses and affairs.

3.2 Survival of Representations and Warranties. The representations and warranties of the Vendors contained in subsection y3.1 hereof shall survive the completion of the purchase and sale of the Shares and shall continue in full force and effect for the benefit of the Purchaser for a period of two (2) years after the Closing Date.

                                   ----------

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.1 As a material inducement to the Vendors entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Vendors are entering into this Agreement in reliance upon the representations and warranties of the Purchaser set out in this Section y4.1, the Purchaser represents and warrants to the Vendors as follows:

      (1) Organization of the Purchaser. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of jurisdiction of incorporation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described; it has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the jurisdiction in which it owns or lease properties, or conducts any business, so as to require such qualification except here the failure to so qualify would not result in a material adverse effect on the Purchaser taken as a whole; and the Purchaser holds all material licenses, certificates, authorization and permits from governmental authorities necessary for the conduct of its business.

      (2) Capitalization. The Purchaser has issued 483,998,053 common shares as of December 31, 2004. All of the issued shares of capital stock of the Purchaser have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Purchaser; there are no preemptive or other rights to subscribe for or to purchase any securities of the Purchaser under the Articles of Incorporation of the Purchaser or under Nevada law; there are no warrants, options or other rights to purchase any securities of the Purchaser which have been granted by the Purchaser; and neither the filing of the Registration Statement nor the transfer of the Registrable Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Purchaser.

      (3) Title to Property. The Purchaser has good and marketable title to all personal property owned by it, in each case free and clear of all Liens.

      (4) Litigation. There are no legal or governmental proceedings pending to which the Purchaser is a party or of which any of its property or assets is subject, which, if determined adversely to the Purchaser, would individually or in the aggregate, have a material adverse effect on the financial position, stockholders' equity or results of operations of the Purchaser taken as a whole and, to the best of the Purchaser's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

      (5) Financial Statements. The most recent financial statements of the Purchaser as of September 30, 2004, together with related notes, present fairly the financial position and the results of operations of the Purchaser at the indicated dates and for the indicated period, all in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in such financial statements and the notes thereon, and all adjustments necessary for a fair presentation of result for such periods have been made.

      (6) Tax Returns. The Purchaser has filed all federal, state, local and foreign income and franchise Tax returns that have been required to be filed (or have received an extension with respect thereto) other than those filings being contested in good faith, and have paid, or made adequate reserves for, all Taxes indicated by said returns and all assessments received by them to the extent that such Taxes have become due and are not being contested in good faith.

      (7) Material Adverse Change. There has not been any change in the capital stock or long term debt of the Purchaser, or any Material Adverse Change, or any development involving a prospective Material Adverse Change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Purchaser, other than transactions entered into in the ordinary course of business, that are material with respect to the Purchaser taken as a whole.

      (8) Filings and Reports. The Purchaser has filed with the United States Securities and Exchange Commission in a timely manner all reports and other documents required of the Purchaser under the Securities Act of 1933, as amended, the Securities Act of 1934 and any and all filing and reporting requirements of the Over the Counter Bulletin Board.

      (9) Full Disclosure. None of the foregoing representations and warranties and no document furnished by or on behalf of the Purchaser to the Vendors in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to respective seller of the shares seeking full information as to the Purchaser and its properties, business and affairs.

4.2 Survival of Representations and Warranties. The representations and warranties of the Purchaser contained in subsection 4.1(1) hereof shall survive the completion of the purchase and sale of the Shares and shall continue in full force and effect for the benefit of the Vendors for a period of two (2) years after Closing.

                                   ----------

                                   ARTICLE 5
                                FURTHER COVENANTS

5.1 Consulting Agreements. The parties agree that the Purchaser shall on the ate hereof enter into consulting agreements with each of Sutton and Peloso, respectively, substantially on the terms and conditions contained in the forms of consulting agreements attached hereto as Exhibit C.

5.2 Intellectual Property Licensing Agreement. The parties shall enter into an intellectual property license agreement, pursuant to which the Purchaser will license "Disclosure Plus", substantially on the terms and conditions contained in the form of the licensing agreement attached hereto as Exhibit D.

5.3 Investor Registration Rights Agreement. The parties shall enter into an investor registration rights agreement substantially on the terms and conditions contained in the form of the agreement attached hereto as Exhibit "E".

5.4 Loans. The parties agree that any loans of the Corporation which remain outstanding as of the date hereof shall be paid in full by the Vendors at Closing.

5.5 Rights of First Refusal. For a period of two (2) years from the date hereof, the Purchaser shall have a first right of refusal to acquire any business interests of Sutton Integrated Solutions Inc., a company owned solely by Sutton.

                                   ----------

                                    ARTICLE 6
                                     GENERAL

6.1 Expenses. The parties shall be responsible for their own legal and other expenses (including any Taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the purchase and sale of the Shares pursuant to this Agreement.

6.2 Payment of Taxes. Each of the Vendors and the Purchaser shall be responsible for, and shall pay, the taxes rightly payable by such party applicable to, or resulting from transactions contemplated by this Agreement in accordance with applicable legislation, and any filing or recording fees payable in connection with the instruments of transfer provided for in this Agreement.

6.3 Entire Agreement. This Agreement (together with every other agreement expressly contemplated hereby), constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

6.4 Amendments, Waiver. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

6.5 Further Assurances. Each party shall from time to time execute or procure such documents and other assurances as may be reasonable or advisable to give effect to the provisions of this Agreement.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in that Province and shall be treated, in all respects, as an Ontario contract.

6.7 Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors, legal representatives and permitted assigns. Neither party may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other party.

6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that either party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this Agreement which was so faxed.

                         [SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF the parties have executed this Agreement.



                                       ACTIVECORE TECHNOLOGIES, INC.



                                       By:
                                          --------------------------------------
                                       Title: President and CEO
                                       Name:  Peter J. Hamilton

--------------------------------------    --------------------------------------
Witness                                                      Gordon Sutton

--------------------------------------    --------------------------------------
Witness                                                      Dean Peloso


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